UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

SilverBow Resources, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On May 9, 2024, SilverBow Resources, Inc. (the "Company") issued the following press release:

INVESTOR CONTACT:
ir@sbow.com
(281) 874-2700, (888) 991-SBOW

MEDIA CONTACT:
Adam Pollack / Jed Repko
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

Leading Independent Proxy Advisory Firms ISS and Glass Lewis Both Recommend that SilverBow Resources Shareholders Vote “FOR” the Re-Election of SilverBow’s Three Director Nominees

HOUSTON – May 9, 2024 – SilverBow Resources, Inc. (NYSE: SBOW) (“SilverBow” or the “Company”) today announced that Institutional Shareholder Services (“ISS”) and Glass Lewis & Co. (“Glass Lewis”), two leading independent proxy advisory firms, have both recommended that SilverBow shareholders vote “FOR” the re-election of SilverBow’s three highly qualified and independent director nominees on the WHITE proxy card in connection with the Company’s 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) on May 21, 2024.

In their respective May 9, 2024 reports, ISS and Glass Lewis stated1:

•“Given that it does not appear that change on the board is needed at this time, votes for management nominees Ellisor, McAllister, and Wampler, as well as withholds against dissident nominees Brooks, Fox, and Minyard, are warranted on the management (WHITE) card.” (ISS)

•“In each of the dissident’s three approaches of the [Company] since 2022, the board appears to have responded appropriately. The board’s reasons for a failure to consummate a transaction include a failure of the parties to reach a consensus regarding valuation (2022 and 2024), and the failure of the dissident to secure financing (2023).” (ISS)

•“We do not see that Kimmeridge substantively addresses [the substantial contraction in value for the Laredo Assets] in its materials, including by acknowledging the possibility that the
1 Permission to use quotes neither sought nor received.

board's acceptance of Kimmeridge's August 23, 2022 term sheet could have been materially value destructive for SilverBow shareholders.” (Glass Lewis)

•“The most evident hurdle to Kimmeridge's platform, in our view, is that SilverBow very recently demonstrated strong strategic and financial execution in the wake of large-scale M&A, disclosure of which has correlated with a substantial increase in shareholder value.” (Glass Lewis)

•“Coupled with perspectives relating to SilverBow's recent performance, including the Company's first full quarter of execution following SilverBow's largest Eagle Ford acquisition to date, we do not find there exists a sufficiently compelling case to suggest board change is warranted as an extension of the Company's recent M&A activity, or, more broadly, prevailing market impressions of SilverBow's operational and financial execution and updated guidance.” (Glass Lewis)

•“[…] we believe available materials suggest the board made reasonable effort to engage around an array of potential alternatives, including by executing multiple NDAs, submitting counterproposals and, at one point, agreeing on specific buyout terms which were subsequently abandoned by Kimmeridge (a development which, again and for the avoidance of doubt, we do not believe is particularly well addressed in the Dissident's materials).” (Glass Lewis)

Commenting on the recommendations, SilverBow issued the following statement:

The support of both ISS and Glass Lewis for the re-election of SilverBow’s highly qualified and independent director nominees and recommendations of “WITHHOLD” against the election of each of Kimmeridge’s nominees is further evidence that the SilverBow Board is acting in the best interests of our shareholders.

ISS and Glass Lewis recognize that SilverBow has the right Board and the right strategy to continue to deliver enhanced value for shareholders. The Company has a track record of successfully executing its plan, and our first quarter results and increased 2024 outlook demonstrate that we have strong momentum.

The SilverBow Board remains committed to acting in the best interests of the Company and ALL SilverBow shareholders.

SilverBow strongly urges shareholders to follow ISS and Glass Lewis’s recommendations and vote “FOR” the re-election of SilverBow’s three highly qualified director nominees – Gabriel L. Ellisor, Kathleen McAllister and Charles W. Wampler – on the WHITE proxy card today.

Your Vote Is Important!

Please vote on the WHITE proxy card “FOR” the Company’s three nominees, “WITHHOLD” on Kimmeridge’s nominees, and “FOR” ALL other Company proposals using one of the following options:

•Follow the instructions set forth on the WHITE proxy card to vote via the internet,
•Follow the instructions set forth on the WHITE proxy card to vote by telephone, or
•Mark, sign and date the WHITE proxy card and return it in the postage-paid envelope.

Remember, please discard and do not sign any gold Kimmeridge proxy card.
If you have already voted using a gold proxy card, you may cancel that vote simply by voting again using the Company’s WHITE proxy card.
Only your latest-dated vote will count!

If you have any questions about how to vote your shares,
please call the firm assisting us with the solicitation of proxies:

INNISFREE M&A INCORPORATED
Shareholders may call:
1 (877) 825-8793 (toll-free from the U.S. and Canada) or
+1 (412) 232-3651 (from other countries)

ABOUT SILVERBOW RESOURCES, INC.
SilverBow Resources, Inc. (NYSE: SBOW) is a Houston-based energy company actively engaged in the exploration, development and production of oil and gas in the Eagle Ford Shale and Austin Chalk in South Texas. With over 30 years of history operating in South Texas, the Company possesses a significant understanding of regional reservoirs that it leverages to assemble high quality drilling inventory while continuously enhancing its operations to maximize returns on capital invested.

FORWARD-LOOKING STATEMENTS
This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent management’s expectations or beliefs concerning future events, and it is possible that the results described in this communication will not be achieved. These forward-looking statements are based on current expectations and assumptions and are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this communication, including those regarding our strategy, the benefits of the acquisitions, future operations, guidance and outlook, financial position, prospects, plans and objectives of management are forward-looking statements. When used in this communication, words such as “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “budgeted,” “guidance,” “expect,” “may,” “continue,” “potential,” “plan,” “project,” “positioned,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, the following risks and uncertainties: further actions by the members of the Organization of the Petroleum Exporting Countries, Russia and other allied producing countries with respect to oil production levels and announcements of potential changes in such levels; risks related to recently completed acquisitions and integration of these acquisitions; volatility in natural gas, oil and natural gas liquids prices; ability to obtain permits and government approvals; our borrowing capacity, future covenant compliance; cash flow and liquidity, including our ability to satisfy our short- or long-term liquidity needs; asset disposition efforts or the timing or outcome thereof; ongoing and prospective joint ventures, their structures and substance, and the likelihood of their finalization or the timing thereof; the amount, nature and timing of capital expenditures, including future development costs; timing, cost and amount of future production of oil and natural gas; availability of drilling and production equipment or availability of oil field labor; availability, cost and terms of capital; timing and successful drilling and completion of wells; availability and cost for transportation and storage capacity of oil and natural gas; costs of exploiting and developing our properties and conducting other operations; competition in the oil and natural gas industry; general economic and political conditions, including inflationary pressures, further increases in interest rates, a general economic slowdown or recession, instability in financial institutions, political tensions and war (including future developments in the ongoing conflicts in Ukraine and the Middle East); the severity and duration of world health events, including health crises and pandemics and related economic repercussions, including disruptions in the oil and gas industry, supply chain disruptions, and operational challenges; opportunities to monetize assets; our ability to execute on strategic initiatives, including acquisitions; effectiveness of our risk management activities, including hedging strategy; counterparty and credit market risk; the impact of shareholder activism and any changes in composition of the Company’s board of directors; pending legal and environmental matters, including potential impacts on our business related to climate change and related regulations; actions by third parties, including customers, service providers and shareholders; current and future governmental regulation and taxation of the oil and natural gas industry; developments in world oil and natural gas markets and in oil and natural gas-producing countries; uncertainty regarding our future operating results; and other risks and uncertainties discussed in the Company’s reports filed with the U.S. Securities and

Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K.

All forward-looking statements speak only as of the date of this communication. You should not place undue reliance on these forward-looking statements. The Company’s capital budget, operating plan, service cost outlook and development plans are subject to change at any time. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this communication are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. The risk factors and other factors noted herein and in the Company’s SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the foregoing. We undertake no obligation to publicly release the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events, except as required by law.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT
The Company, its directors and certain of its executive officers and employees are or will be participants in the solicitation of proxies from shareholders in connection with the 2024 Annual Meeting. The Company has filed the Definitive Proxy Statement with the SEC on April 9, 2024 in connection with the solicitation of proxies for the 2024 Annual Meeting, together with a WHITE proxy card.

The identity of the participants, their direct or indirect interests, by security holdings or otherwise, and other information relating to the participants are available in the Definitive Proxy Statement (available here) in the section entitled “Security Ownership of Board of Directors and Management” and Appendix F. To the extent holdings of the Company’s securities by the Company’s directors and executive officers changes from the information included in this communication, such information will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge as described below.

SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS TO BE FILED BY THE COMPANY WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders are able to obtain, free of charge, copies of all of the foregoing documents, any amendments or supplements thereto at the SEC’s website (http://www.sec.gov). Copies of the foregoing documents, any amendments or supplements thereto are also available, free of charge, at the “Investor Relations” section of the Company’s website (https://www.sbow.com/investor-relations).